Exhibit 99.1

Clean Energy Technologies, Inc. Announces Conversion of $1.95 Million Notes Payable to Equity

●	Financial Structuring to Increase Resource Management and Strengthen Long-Term Partnerships

●	Notes Conversion Enhances CETY’s Financial Flexibility, Eliminates Cash Redemption Mandate, and Preferred Stockholders Will Receive a 15% Dividend

COSTA MESA, CA., November 15, 2023 – (GLOBE NEWSWIRE) Clean Energy Technologies, Inc. (NASDAQ: CETY) (“CETY” or the “Company”), a rising leader in clean energy solutions, today announced a key financial structuring, converting $1.95 million notes (the “Notes”) with Mast Hill Fund, L.P. (“Mast Hill”) from liability to equity. This strategic shift enhances CETY’s financial flexibility and strengthens long-term partnerships.

Key Highlights of the Equity Conversion:

●	Non-Mandatory Redemption in Cash: The preferred stocks in exchange for the outstanding balances under the Notes do not mandate redemption in cash, providing CETY with increased flexibility in managing its financial resources. This feature allows the Company to allocate funds more efficiently, supporting strategic initiatives and growth opportunities.

●	Variable Conversion: The conversion mechanism incorporates a variable structure, aligning the interests of investors with the Company’s performance. This dynamic conversion feature reflects CETY’s commitment to shareholder value and ensures that conversions are based on prevailing market conditions.

●	15% Dividend for the Converted Class of Stock: Preferred stockholders benefiting from the conversion will receive a 15% dividend, which was originally stipulated as part of the original notes. This dividend underscores CETY’s commitment to delivering value to its investors and provides an attractive incentive for long-term investment. The converted securities will be subject to customary transfer restrictions.

Mast Hill, a key stakeholder, is considered a long-term partner of CETY, and this strategic move reflects the commitment to nurturing and enhancing this valued relationship.  The Company values Mast Hill’s partnership immensely and looks forward to continued collaboration in achieving mutual success.

Kam Mahdi, CEO at CETY, commented “We believe that the conversion of the Notes is a strategic move that aligns with our long-term vision for sustainable growth. This decision not only strengthens our financial position but also reflects our commitment to creating value for our shareholders and partners.”

About Clean Energy Technologies, Inc. (CETY)

Headquartered in Costa Mesa, California, Clean Energy Technologies, Inc. (CETY) is a rising leader in the zero-emission revolution by offering eco-friendly green energy solutions, clean energy fuels and alternative electric power for small and mid-sized projects in North America, Europe, and Asia. We deliver power from heat and biomass with zero emission and low cost. The Company’s principal products are Waste Heat Recovery Solutions using our patented Clean CycleTM generator to create electricity. Waste to Energy Solutions convert waste products created in manufacturing, agriculture, wastewater treatment plants and other industries to electricity and BioChar. Engineering, Consulting and Project Management Solutions provide expertise and experience in developing clean energy projects for municipal and industrial customers and Engineering, Procurement and Construction (EPC) companies. Clean Energy Technologies (H.K.) Limited (CETY HK), our wholly owned subsidiary manages our natural gas trading operations in China to source and supply natural gas to industries and municipalities located in China.

CETY’s common stock is currently traded on the Nasdaq Capital Market under the symbol CETY. For more information, visit www.cetyinc.com.

SAFE HARBOR STATEMENT

This news release may include forward-looking statements. These statements are made under the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: the Company’s goals and strategies; expansion plans; future business development, financial condition and results of operations; the trends in, and size of, biomass renewable energy market; the Company’s expectations regarding its relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders; general economic and business conditions; and assumptions underlying or related to any of the foregoing. Further information regarding these and other risks is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Investor Relations Contact:

ir@cetyinc.com

Contact:

Clean Energy Technologies, Inc.

2990 Redhill Avenue

Costa Mesa, CA 92626

949.273.4990 main

949.273.4990 fax

www.cetyinc.com